Exhibit 2.1

Coachman's Landing Apartments

St. Charles, Maryland

FHA Project No. 052-35462

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of the _____ day of _____________, 2002, by and between COACHMAN'S LIMITED PARTNERSHIP, a Maryland limited partnership with offices at 222 Smallwood Village Center, St. Charles (Waldorf), Maryland 20602 (the "Partnership"), and AMERICAN HOUSING PROPERTIES, L.P., a Delaware limited partnership with offices at 222 Smallwood Village Center, St. Charles, Maryland 20602 (the "Purchaser").

The Partnership was formed pursuant to the Limited Partnership Certificate and other organizational documents, if any, listed on Exhibit A which is attached hereto and incorporated herein by reference, as said document(s) have been amended (collectively, the "Partnership Organizational Documents"). Capitalized terms used herein without definition shall have the meanings given to them in the Partnership Organizational Documents.

The Purchaser wishes to purchase from the Partnership the limited partnership interest(s) and general partnership interest(s) in the Partnership shown with respect to the Purchaser on Exhibit A, which is attached hereto and incorporated herein by reference (the "Interest"), such that, after said purchase, the limited partnership interests and general partnership interests of the Purchaser and other limited partners and general partners in the Partnership shall be as set forth in said Exhibit A.

The parties hereto intend that the Interest shall be exempt from federal registration under Rule 504 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and exempt from registration under applicable provisions of Maryland law.

In consideration of the foregoing, the parties hereby agree as follows:

1. Subscription. The Purchaser hereby subscribes for the Interest and herewith contributes capital to the Partnership such that its total Percentage Interest in the Partnership is as set forth on Exhibit A below, and the Partnership hereby accepts the same as such. The Purchaser further agrees to execute and deliver to the Partnership any other documents reasonably requested by the Partnership to substantiate satisfaction by the Purchaser of the terms and conditions established for the purchase of the Interest, and any other documents required by the Securities and Exchange Commission or any state securities regulatory agency. The Purchaser further agrees to execute an amendment to the Partnership Organizational Documents to reflect the subscription accomplished hereby.

2. Admission as Partner.

(a) Managing General Partner. Pursuant to the Partnership Organizational Documents, the Purchaser is hereby admitted to the Partnership as Managing General Partner, with a Percentage Interest as set forth in Exhibit A attached hereto. By signing below, the Purchaser hereby agrees to bound in all respects by the Partnership Organizational Documents. All other general and limited partners in the Partnership are also signing below to signify their concurrence in the admission of the Purchaser as Managing General Partner in the Partnership with Percentage Interest as aforesaid.

(b) Limited Partner. Pursuant to the Partnership Organizational Documents, the Purchaser is hereby admitted to the Partnership as a Limited Partner, with a Percentage Interest as set forth in Exhibit A attached hereto. By signing below, the Purchaser hereby agrees to bound in all respects by the Partnership Organizational Documents. All other general and limited partners in the Partnership are also signing below to signify their concurrence in the admission of the Purchaser as Limited Partner in the Partnership with Percentage Interest as aforesaid.

3. Representations Warranties, Acknowledgements, etc. of the Purchaser. The Purchaser represents, warrants, covenants, certifies, acknowledges and agrees as follows to and with the Partnership and each other Partner, as of the effective date hereof, as of the date of execution hereof and as of the date of acceptance hereof by the Partnership:

(a) The Interest purchased by the Purchaser pursuant to this Agreement will be owned only in the name of the Purchaser as indicated on the signature page hereto, unless the transfer thereof is specifically approved in writing by the Partnership.

(b) The Purchaser is purchasing the Interest for the Purchaser's own account for investment, and not for any other person or for distribution or resale to others. The Purchaser agrees that it has not and will not sell, subdivide, hypothecate or otherwise transfer said Interest without the prior written consent of the Partnership. The transferor may be requested to furnish an opinion of counsel as a condition to any such consent.

(c) Due to, among other factors, restrictions on transfer and manner and timing of payment, the value of the Interest purchased hereunder may not be equal to the purchase price of said Interest, and the Partnership and its Partners make no representation, warranty or statement of any kind as to the value of the Interest.

(d) Any federal or state tax results of an investment in or other action with respect to the Interest is not susceptible to absolute prediction, and audit adjustments to Partnership returns or returns of individual Purchasers, new developments in rulings of the Internal Revenue Service, court decisions or legislative or administrative changes may have an adverse effect on one or more of the tax consequences sought with respect to the Interest. The Partnership and its Partners make no representation, warranty or statement of any kind as to tax treatment of the Interest.

(e) The Purchaser has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement including all Exhibits hereto or as contained in any documents or answers to questions furnished to the Purchaser by the Partnership. It is understood that the books and records of the Partnership pertaining to this investment will be available upon reasonable notice for inspection by the Purchaser during reasonable business hours at the Partnership's principal place of business.

4. Representation, Warranties, Acknowledgements, etc. of the Partnership. The Partnership represents, warrants, covenants, certifies, acknowledges, and/or agrees, as applicable, the following to and with the Purchaser, as of the date of execution hereof and as of the effective date hereof.

    The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to do business in each jurisdiction in which such qualification is required. The Partnership has full power and authority to carry on its business and operations, and to own and lease its properties as presently conducted.

    The Partnership has full power and authority to issue and deliver the Interest to be issued as provided in this Agreement, to execute and deliver all documents in connection therewith (including this Agreement) to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of each of such documents to which the Partnership is a party and the issuance of the Interest have been duly authorized by all requisite action of the Partnership or its current general partner, including all required consents of the Partners and effective waivers of any preemptive rights in connection with the issuance of the Interest. This Agreement constitutes, and the other documents executed in connection with the issuance of the Interest to which the Partnership is a parry, when executed and delivered by the Partnership, will constitute, legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms. No consent is required to be made or obtained that has not been made or obtained in connection with (i) the execution, delivery or enforceability of this Agreement and the related documents to be entered into by the Partnership or (ii) the issuance of the Interest.

    Neither the execution and delivery by the Partnership of this Agreement and the other documents executed in connection herewith to which the Partnership is a party, nor the performance by the Partnership of its obligations hereunder and thereunder will (i) conflict with or violate any provision of the Partnership Organizational Documents or the organizational documents of any Partner, (ii) constitute a violation by the Partnership of any law applicable to the Partnership or to which any of its assets is subject, (iii) violate, conflict with or result in a default or an event of default (or an event that, with notice, lapse of time, or both, would constitute a default or an event of default) under the terms of any agreement or permit to which the Partnership is a party or by which it or any of its assets or operations are bound or affected, or (iv) result in the creation of any lien, security interest or other encumbrance upon any of the assets of the Partnership.

    There are no outstanding judgments against or adversely affecting the Partnership and there are no judicial actions or proceedings pending or, to the knowledge of the Partnership, threatened in, before or by any court, agency, tribunal or other official body against or affecting the Partnership.

    The financial information provided by or made available by the Partnership to the Purchaser with respect to the Partnership and its assets is true, complete and accurate as of and there has been no material adverse change in the financial condition of the Partnership or its assets since. No such financial information contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading, in light of the circumstances then existing.

    As of the date hereof and immediately after the issuance of the Interest, the Partnership will (i) own property and assets having a fair valuation of not less than the aggregate amount of the Partnership's debts (including indebtedness for borrowed money and contingent liabilities); (ii) have capital in an amount sufficient for its business and operations; (iii) not have incurred, and will not intend or believe itself about to incur, debts (including indebtedness for borrowed money and contingent liabilities) beyond its ability to pay as they mature; and (iv) have paid all of its indebtedness as such indebtedness has come due.

    The Partnership has good and marketable title to the properties and assets (real and personal, tangible and intangible) necessary and appropriate for the conduct of the business of the Partnership as presently conducted, in each case free and clear of all liens, security interests and other encumbrances except as disclosed to the Purchaser in writing.

    The Partnership is currently conducting, and has in the past conducted, its business in compliance with all applicable legal requirements and possesses all permits, licenses and certificates necessary to own, operate and conduct its business as it is currently being conducted (and as contemplated to be conducted), all such permits, licenses and certificates are in full force and effect and any necessary application for renewal of any such permit, license or certificate has been, or will be, timely filed. No proceeding to modify, suspend, terminate or otherwise limit any such permit, license or certificate is pending or threatened.

5. Indemnity.

    Indemnification by the Partnership. From and after the date hereof, the Partnership agrees to indemnify fully, hold harmless and defend the Purchaser and its successors and assigns, from and against any and all liabilities, damages, penalties, judgments, assessments, losses, costs and expenses (including, but not limited to, reasonable attorneys' fees and the costs and expenses of investigating, defending and litigating any claims) (collectively, "Damages") sustained or incurred by such the Purchaser, its successors or assigns, arising out of, relating to or based upon (i) any inaccuracy or breach of any representation or warranty of the Partnership hereunder; (ii) any breach of any covenant or agreement of the Partnership hereunder; and (iii) any liability, either known or unknown, absolute, contingent or otherwise, incurred by the Partnership or any affiliate prior to and including the effective date hereof (other than an unknown liability in which the only Damage is a decreased value of the investment of the Purchaser). The rights of the Purchaser and its successors and assigns to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained by or on behalf of the Purchaser, its successors or assigns.

    Indemnification by the Purchaser. From and after the date hereof, the Purchaser agrees to indemnify fully, hold harmless and defend the Partnership from and against any and all Damages sustained or incurred arising out of, relating to or based upon (i) any inaccuracy or breach of any representation and warranty of the Purchaser hereunder, and (ii) any breach of any covenant or agreement of the Purchaser hereunder. The right of the Partnership to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or knowledge obtained or possessed by or on behalf of the Partnership.

6. General.

(a) Notices hereunder shall be in writing and shall be deemed to be sufficiently given or made when delivered via prepaid certified or registered first class U.S. mail, return receipt requested, to the parties at their addresses set forth on Exhibit A hereto. The notice addresses of the parties for the purpose hereof may be changed at any time and from time to time by notice given in accordance with the foregoing.

(b) This Agreement has been executed in, is to be performed in, and shall be enforced, governed and construed in all respects in accordance with the laws of the State of Maryland. This Agreement and the rights, powers and duties set forth herein shall be binding upon and inure to the benefit of the Purchaser and the Partnership and their legal representatives, successors assigns. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent of such invalidity or unenforceability and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable shall not affect the validity or unenforceability of any other provision hereof. This Agreement may be executed in multiple counterparts and/or via multiple and separate signature pages. All such counterparts and signature pages shall constitute collectively one Agreement.

[END OF PAGE.]

IN WITNESS WHEREOF, the Partnership and the Purchaser have executed this Agreement under seal as of the date first set forth above, and the other Partners in the Partnership have executed this Agreement to signify their consent thereto.

Partnership:

COACHMAN'S LIMITED PARTNERSHIP,

a Maryland limited partnership

By: INTERSTATE BUSINESS CORPORATION,

a Delaware corporation, General Partner

By: /s/ J. Michael Wilson[SEAL]

Print: J. Michael Wilson

Title: President

Purchaser:

AMERICAN HOUSING PROPERTIES, L.P.,

a Delaware limited partnership

By: /s/ J. Michael Wilson[SEAL]

Print: J. Michael Wilson

Title: President

PARTNERS' CONSENT:

General Partner:

INTERSTATE BUSINESS CORPORATION,

a Delaware corporation

By: /s/ J. Michael Wilson

Print: J. Michael Wilson

Title: President

The undersigned hereby consents to the foregoing and, upon and immediately after admission of the Purchaser as a Partner in the Partnership, has withdrawn and hereby withdraws from the Partnership.

Withdrawing General Partner:

WILSON SECURITIES CORPORATION,

a Delaware corporation

By: /s/ J. Michael Wilson

Print: J. Michael Wilson

Title: Vice President

Exhibit A

Coachman's Limited Partnership

___________, 2002

ORGANIZATIONAL DOCUMENTS:

Limited Partnership Certificate of Coachman's Limited Partnership, filed April 21, 1988

Limited Partnership Agreement and Amended and Restated Limited Partnership Certificate of Coachman's Limited Partnership, filed November 30, 1988

Assignment of Partnership Interest and Amendment to the Certificate of Limited Partnership of Coachman's Limited Partnership, dated as of June 30, 1997

IGC transferred 0.9 percent GP interest, and 49 percent LP interest, to IBC

Assignment of Partnership Interest and Amendment to the Certificate of Limited Partnership of Coachman's Limited Partnership, dated as of September 28, 2001

IGC transferred 0.1 percent GP interest to IBC, and withdrew from the Partnership

IBC transferred 0.1 percent LP interest to WSC

Third Amendment to Limited Partnership Agreement and Amended and Restated Limited Partnership Certificate of Coachman's Limited Partnership, dated _____________, 2002

Admission of American Housing Properties, L.P. as Limited Partner and Managing General Partner

Withdrawal of Wilson Securities Corporation as Limited Partner

PARTNERSHIP INTERESTS:
	Capital Contribution	Percentage Interest
Managing General Partner: American Housing Properties, L.P. 222 Smallwood Village Center St. Charles (Waldorf), Maryland 20602 301-843-8600	$126,316	10%
Limited Partner: American Housing Properties L.P. 222 Smallwood Village Center St. Charles (Waldorf), Maryland 20602 301-843-8600	$1,073,684	85%
General Partner: Interstate Business Corporation 222 Smallwood Village Center St. Charles (Waldorf), Maryland 20602 301-843-8600	CONTRIBUTIONS PREVIOUSLY MADE	5%

WAS1 #1135699 v2